Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sonic Corp. 2006 Long-Term Incentive Plan of our reports dated October 25, 2013, with respect to the consolidated financial statements and schedule of Sonic Corp. and the effectiveness of internal control over financial reporting of Sonic Corp. included in its Annual Report (Form 10-K) for the year ended August 31, 2013, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma
April 4, 2014